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Exhibit 5.2

October 28, 2015

The Board of Directors

ContraFect Corporation

28 Wells Avenue, Third Floor

Yonkers, New York 10701

ContraFect Corporation

Ladies and Gentlemen:

We have acted as counsel to ContraFect Corporation, a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (Registration No. 333-206786) filed with the Securities and Exchange Commission (the “Commission”) on September 4, 2015, and each amendment thereto, including the documents incorporated by reference therein (the “Registration Statement”), relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of the securities named therein, including (i) 6,114,013 Class B Warrants (the “Class B Warrants”) to purchase 3,057,007 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) 6,880,333 shares of Common Stock (“Shares”) issuable upon the exercise of outstanding Class A Warrants of the Company that were issued in the context of the initial public offering of the Company (the “Class A Warrants”), (iii) 3,057,007 Shares issuable upon the exercise of the Class B Warrants and (iv) 206,410 Shares issuable upon the exercise of the Representative’s Warrant (as defined below) that was issued in the context of the initial public offering of the Company. The Class B Warrants were issued and sold pursuant to the terms of an underwriting agreement, dated July 28, 2014, between the Company and the underwriters named therein (the “Underwriting Agreement”) and the Class B Warrant Agreement, dated July 28, 2014, between the Company and American Stock Transfer & Trust Company, LLC, the form of which was filed by the Company with the Commission as Exhibit 4.4 to the registration statement on Form S-1/A filed on July 1, 2014 (the “Class B Warrant Agreement”). The offering of the Class B Warrants and the Shares described in (ii) through (iv) above will be as set forth in the base prospectus, dated October 26, 2015, which was included as part of the Registration Statement at the time it became effective, as amended and supplemented by the prospectus supplement filed pursuant to Rule 424(b)(5) under the Securities Act by the Company with the Commission on October 29, 2015 (collectively, the “Prospectus”).

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The Board of Directors ContraFect Corporation Page 2	October 28, 2015

In connection with the foregoing, we have reviewed originals or copies of the following documents (the “Opinion Documents”):

(a)	The Underwriting Agreement.

(b)	The Class A Warrant Agreement, dated July 28, 2014, between the Company and American Stock Transfer & Trust Company, LLC, the form of which was filed as Exhibit 4.2 to the registration statement on Form S-1/A filed by the Company with the Commission on July 1, 2014 (the “Class A Warrant Agreement”).

(c)	The Class B Warrant Agreement.

(d)	The Representative’s Warrant, dated August 27, 2014, the form of which was filed as Exhibit 4.6 to the registration statement on Form S-1/A filed by the Company with the Commission on July 25, 2014 (the “Representative’s Warrant”).

We have also reviewed the following:

(a)	The Registration Statement.

(b)	The Prospectus.

(c)	The Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company, each as amended through the date hereof.

(d)	Such corporate records of the Company, certificates of public officials and officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review of the Opinion Documents, and otherwise for the purpose of this opinion letter, we have assumed:

(a)	The genuineness of all signatures.

(b)	The authenticity of the originals of the documents submitted to us.

(c)	The conformity to authentic originals of any documents submitted to us as copies.

(d)	As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

The Board of Directors ContraFect Corporation Page 3	October 28, 2015

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1. The Class B Warrants have been duly authorized by the Company and, assuming the Class B Warrants were issued, delivered and paid for in accordance with the terms of the Underwriting Agreement and the Class B Warrant Agreement, the Class B Warrants are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. The Shares underlying the Class B Warrants have been duly authorized by the Company and, when and if issued upon the exercise of the Class B Warrants in accordance with the terms of the Class B Warrant Agreement, such Shares will be validly issued, fully paid and non-assessable.

3. The Shares underlying the Class A Warrants have been duly authorized by the Company and, when and if issued upon the exercise of the Class A Warrants in accordance with the terms of the Class A Warrant Agreement, such Shares will be validly issued, fully paid and non-assessable.

4. The Shares underlying the Representative’s Warrant have been duly authorized by the Company and, when and if issued upon the exercise of the Representative’s Warrant in accordance with its terms, such Shares will be validly issued, fully paid and non-assessable.

The opinions set forth above are subject to the following qualifications:

(a)	Our opinion in paragraph 1 above is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

(b)	Our opinion in paragraph 1 above is also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

Our opinions set forth above are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware and we do not express any opinion herein concerning any other law.

The Board of Directors ContraFect Corporation Page 4	October 28, 2015

This opinion letter is rendered to you in connection with the filing of the Prospectus. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion letter as an exhibit to the Form 8-K filed by the Company with the Commission on October 29, 2015 and to the use of our name therein and in the Registration Statement (including the Prospectus) under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP